SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2013
Date of Report (Date of earliest event reported)

New Energy Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-127953
(Commission File Number)

59-3509694
(I.R.S. Employer Identification No.)

9192 Red Branch Rd.
Suite 110
Columbia, Maryland 20866
(Address of principal executive offices)

(800) 213-0689
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 13, 2013, New Energy Technologies, Inc. (the “Company”), through its wholly-owned subsidiary, New Energy Solar Corporation, entered into a letter of commitment (the “Commitment Letter”) pursuant to which the Company agreed to provide funds for the University of South Florida to pay the filing fees associated with national stage filings of certain of the University of South Florida’s International Patent Applications (the “Applications”). Pursuant to the terms of the Commitment Letter, the Company committed to place funds in escrow for the University of South Florida to file the Applications in certain countries.

The description of the Commitment Letter contained herein is qualified in its entirety by reference to the redacted Commitment Letter, a copy of which is attached as Exhibit 10.1 hereto. In addition to filing this Current Report on Form 8-K, the Company intends to file a confidential treatment request with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended, and Rule 24-b2 of the Securities Exchange Act of 1934, as amended, to obtain confidential treatment for certain portions of the Commitment Letter.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Number	Description

10.1	Redacted Letter of Commitment between New Energy Solar Corporation and University of South Florida*

* Portions of the exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 18, 2013.

New Energy Technologies, Inc.

By:	/s/ John Conklin
By: John Conklin
President and Chief Executive Officer

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